EXHIBIT 2

CUSIP No.	45071R109	Page	13	of	33
TRANSFER AGREEMENT
Between
TECHNOLOGY CAPITAL GROUP S.A.
(as transferor)
and
KATELIA CAPITAL GROUP LIMITED
(as transferee)
Relating to
IXIA COMMUNICATIONS, INC.

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THIS TRANSFER AGREEMENT is made on second March 2010 (the “Agreement”)
BETWEEN
(1)	Technology Capital Group S.A., a limited liability company incorporated under the laws of Luxembourg with its registered office at 2, avenue Charles de Gaulle, L-1653 Luxembourg (hereinafter the “Transferor”); and

(2)	Katelia Capital Group Ltd, a company incorporated under the laws of the British Virgin Islands and having its registered office at Trident Chambers, PO Box 146, Road Town, Tortola, British Virgin Islands (hereinafter the “Transferee”).
Transferor and Transferee are also hereinafter referred to collectively as the “Parties” or individually as the “Party”.
WHEREAS
A)	The Transferor owns 23’967’000 shares in the issued share capital of Ixia Communications, Inc, a company incorporated under the laws of the state of California and having its principal office at 26601 West Agoura Road, Calabasas, California 91302 and registered on the NASDAQ Stock Market LLC (the “Company”).

B)	The Transferor has agreed to transfer to the Transferee and the Transferee has agreed to acquire 11’983’500 (in writing: eleven million nine hundred and eighty three thousand five hundred) shares in the issued share capital of the Company (the “Shares”) as a contribution in kind, upon the terms and conditions set forth in this Agreement.
NOW THEREFORE THE PARTIES HERETO HAVE AGREED AS FOLLOWS:
1. Transfer
1.1.	Subject to the terms and conditions of this Agreement, the Transferor hereby transfers to the Transferee and the Transferee hereby acquires the Shares as a contribution in kind free from all liens, charges and encumbrances and with all rights attaching.

1.2.	The transfer of the Shares shall take effect from the Closing Date and the Transferee shall be entitled to all dividends and distributions declared, paid or made by the Company on or after the Closing Date.

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2. Consideration
2.1.	The consideration for the Shares shall equal the NASDAQ Official Closing Price as of the day before the Closing Date (the “Share Consideration”).

2.2.	The Transferor and the Transferee agree that the Shares will be contributed in kind by the Transferor to the Transferee on the Closing Date.

2.3.	The Share Consideration for the contribution in kind is paid by the Transferee to the Transferor by issuance of 500 fully paid up registered non-voting preferred shares of par value USD 1 (one United States Dollar) (“Preference Shares”). The Preference Shares confer no voting rights to the holder of the Preference Shares.
3. Closing Date
3.1.	The closing of the sale and transfer of the Shares shall take place on 2nd March 2010 (the “Closing Date”).

3.2.	On the Closing Date the following actions will be performed:

a)	The Transferor shall transfer the Shares to the Transferee and the Transferee shall accept such transfer of the Shares from the Transferor. The Transferor shall inform the Company and request the Company to update the shareholder’s register of the Company and add the Transferee as shareholder of the Shares. In this respect the Transferor shall be entitled to provide the Company with a copy of this Agreement if it is requested to do so by the Company.

b)	The Transferor shall complete and execute a document substantially similar to the stock power attached hereto as schedule 1.

c)	The Transferee shall issue the Preference Shares. The Transferee shall update its shareholder’s register and add the Transferor as shareholder of the Preference Shares.
4. Filing requirements
The Parties shall not later than one Business Day following the Closing Date make all filings and submissions required under the US Security Exchange Act of 1934 or such other applicable act or regulation, in connection with the transaction contemplated herein and they should inform each other about such filings and submissions. The Transferor agrees, upon request of the Transferee, to cooperate with the Transferee in order to enable the Transferee to comply with its undertaking set forth in this Article 4.
5. Representations and Warranties of the Transferor and the Transferee
5.1.	The Transferor hereby represents and warrants to the Transferee that it has full power and authority to enter into and perform this Agreement and each and every obligation of the Transferor hereunder is a valid and binding obligation on the Transferor in accordance with the terms of this Agreement.

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5.2.	The Transferor hereby represents and warrants to the Transferee that there is no pledge, right of usufruct, lien or any other encumbrance on, over or affecting the Shares and there is no Agreement or arrangement to give or create such encumbrance.

5.3.	The Transferee hereby represents and warrants to the Transferor that there is no pledge, right of usufruct, lien or any other encumbrance on, over or affecting the Preference Shares and there is no Agreement or arrangement to give or create such encumbrance.

5.4.	The Transferee hereby represents and warrants to the Transferor that it has the full power and authority to enter into and perform this Agreement and each and every obligation of the Transferee hereunder is a valid and binding obligation on the Transferee in accordance with the terms of this Agreement.

5.5.	The Transferee and the Transferor do not make any other representations or warranties (neither express nor tacit or by implication) other than those expressly made in Article 5 of this Agreement.
6. Governing law and jurisdiction
6.1.	This Agreement shall be governed and construed in accordance with the laws of Switzerland.

6.2.	Any dispute, controversy or claim arising out of or in relation to this contract, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce in force on the date when the Notice of Arbitration is submitted in accordance with these Rules. The seat of the arbitration shall be in Geneva, Switzerland.
7. Miscellaneous
7.1.	Interpretation. In this Agreement unless the content requires otherwise:
8.1.1.	Words denoting the singular include the plural and vice versa; and

8.1.2.	Words denoting any one gender includes all genders; and

8.1.3.	Clause headings are for reference only and do not influence the construction of any provision.
7.2.	Expenses. Each Party shall pay the costs and expenses incurred by and in connection to the entering into and completion of this Agreement.

7.3.	Waiver of termination rights. The Parties to this Agreement waive their respective right to have this Agreement set aside or rescinded after the Closing Date.

7.4.	Severability. If part of this Agreement is or becomes invalid or non binding, the Parties shall be bound to the remaining part. The Parties shall replace the invalid or non binding part by provisions that are valid and binding and the legal effect of

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which, given the content and purpose of this Agreement, is, to the greatest extent possible, similar to that of the invalid or non binding part.

7.5.	Counterparts. This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute but one original.

7.6.	Entire Agreement. This Agreement constitutes the entire Agreement between the Parties in relation to the subject matter and supersedes any prior agreement or understanding relating to the same subject matter among or between them.

7.7.	No third party rights. This Agreement contains no stipulation for the benefit of a third party which could be invoked by a third party against a Party to this Agreement.

7.8.	Amendment. This Agreement may only be amended or supplemented in writing by both Parties.
IN WITNESS WHEREOF the Parties have executed this Agreement in three originals as of 2nd March 2010

Signed for and on behalf of	)
TECHNOLOGY CAPITAL GROUP SA	)

/s/ Pierre Lentz
Name: Pierre Lentz
Title: Director

/s/ John Seil
Name: John Seil
Title: Director

Signed for and on behalf of	)
KATELIA CAPITAL GROUP LIMITED	)

/s/ James Parker
Name: James Parker
Title: Authorized Signatory

/s/ Philippe Lenz
Name: Philippe Lenz
Title: Authorized Signatory

Schedule 1	Stock Power

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SCHEDULE 1STOCK POWER
STOCK POWER
For value received, the undersigned does hereby sell, assign and transfer unto                                                                                                                 shares of the Common Stock of Ixia (the “Company”) represented by Certificate No(s).                                             , or any replacement certificate or certificates thereof, standing in the name of the undersigned on the books of the Company.
The undersigned does hereby irrevocably constitute and appoint Computershare Trust Company, N.A. attorney to transfer the said stock on the books of the Company, with full power of substitution in the premises.

Dated:	Technology Capital Group S.A.

By:

	Print Name:	Pierre Lentz
	Title:	Director

By:

Print Name:

	Title:	Director
Signatures Medallion Guaranteed:

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